CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm”, and to the use of our report dated December 10, 2007 with respect to Dreyfus Midcap Index Fund and our reports dated December 20, 2007 with respect to Dreyfus S&P 500 Index Fund, Dreyfus Smallcap Stock Index Fund and Dreyfus International Stock Index Fund, which are incorporated by reference in this Registration Statement on Form N-1A of Dreyfus Index Funds, Inc.

ERNST & YOUNG LLP

New York, New York
February 25, 2008